     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 2003
                                                   (Registration No. 333-107497)
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                         PRE-EFFECTIVE AMENDMENT NO.1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

                         VENTURES-NATIONAL INCORPORATED
              (Exact name of Small Business Issuer in its charter)


               Utah                                        3672                                     87-0433444
   (State or other jurisdiction                (Primary Standard Industrial                      (I.R.S. Employer
of incorporation or organization)               Classification Code Number)                     Identification No.)

                        44358 Old Warm Springs Boulevard
                            Fremont, California 94538
                                 (510) 824-1240
    (Address, including zip code, and telephone number, including area code, of registrant's principal place of business)

                           ---------------------------

                                 Robert E. Ciri
                         Ventures-National Incorporated
                        44358 Old Warm Springs Boulevard
                            Fremont, California 94538
                                 (510) 824-1200
      (Name, address, including zip code, and telephone number, including area code, of registrant's agent for service)

                          ---------------------------

                                    Copy to:
                               Robert Steven Brown
                               John F. F. Watkins
                               Catherine Debreceny
                                Reitler Brown LLC
                          800 Third Avenue, 21st Floor
                            New York, New York 10022
                                 (212) 209-3050
                            (212) 371-5500 (Telecopy)


         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, (the "Securities Act") check the following box: |X|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

================================================================================

                         CALCULATION OF REGISTRATION FEE


                                                    Proposed
  Title of each class of                             Maximum              Proposed Maximum
    securities to be          Amount to be       Offering Price             Aggregate                      Amount of
        registered             Registered        Per Share (1)           Offering Price (1)             Registration Fee
  ----------------------      ------------       --------------          ------------------             ----------------
Common Stock, $0.001 par
value                        2,220,000 shares           $1.45                 $3,219,000                     $260.42


----------------------
(1) Estimated solely for purposes of calculation of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

================================================================================

                                2,220,000 Shares

                         VENTURES-NATIONAL INCORPORATED

                                  Common Stock

                               ------------------

                                   PROSPECTUS
                                August ___, 2003

                               ------------------


Until [__________], 2003, all dealers that buy, sell, or trade the common stock, may be required to deliver a prospectus, regardless of whether they are participating in this offering. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Bylaws provide, among other things, that our officers or directors shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with defense of any threatened, pending or completed action, suit or proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent he or she is successful on the merits or otherwise in defense of any such action, suit or proceeding. Even if not successful, the Company may in its discretion provide such indemnification upon a determination by either the Board of Directors of the Company, independent legal counsel on a written opinion, or by the stockholders of the Company by a majority vote of a quorum of stockholders at any meeting duly called for such purpose, that indemnification of the director or officer seeking such indemnification is proper in the circumstances, that he or she acted in good faith and in a manner her or she reasonably believed to in or not opposed to the best interests of the Company and there is no finding of negligence or misconduct in the performance of his or her duties and, with respect to criminal actions, such person must have had no reasonable cause to believe that his conduct was unlawful.



                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all expenses in connection with the registration and sale of the common stock by the selling stockholders. The estimated expenses of issuance and distribution are set forth below:

Registration Fees                                                      $    262
Transfer Agent Fees                                                    $  1,000
Costs of Printing and Engraving                                        $  1,000
Legal Fees                                                             $ 50,000
         Accounting Fees                                               $ 25,000
                                                                       --------
         Total Estimated Costs of Offering                             $ 77,262



                     RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is a summary of issuances by the Company and its predecessor. For purposes of the following summary, references to "Titan PCB West" shall mean "Titan PCB West, Inc." and references to the "Company", "we" or "our" shall mean "Ventures-National Incorporated".

         Effective February 22, 2002, we effected a reverse split of our outstanding common stock on a basis of one for 6,000, reducing our 590,221,925 then outstanding shares of common stock to 99,211 shares.

         Effective July 29, 2002, pursuant to a Consulting Agreement among the Company, Jenson Services, Inc. and certain individual consultants named therein, we agreed to issue an aggregate of 300,000 shares of our common stock to certain consultants, of which 100,000 shares were registered under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 5, 2002. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On July 29, 2002, we issued 100,000 shares of common stock to Mr. Robert Ciri, in consideration of certain consulting services rendered pursuant to a letter agreement dated July 29, 2002 by and between the Company and Mr. Ciri. These 100,000 shares were registered under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 5, 2002. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On July 29, 2002, we granted warrants to purchase up to 350,000 shares of Company common stock at an exercise price of $2.00 per share, with an expiration date of August 31, 2007 to STAR Associates, LLC in consideration for the performance of consulting services. On March 15, 2003, pursuant to an addendum to the Star Consulting Agreement, we granted Star Associates, LLC additional warrants to purchase up to 200,000 shares of common stock at an exercise price of $2.00 per share, with an expiration date of March 15, 2008. These warrants were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act. All warrants issued to Star Associates LLC were canceled by mutual agreement of Star Associates, LLC in an Amendment Agreement between the parties dated July 24, 2003.

         On August 6, 2002, Titan PCB West issued 800,000 shares of Titan PCB West common stock to SVPC Partners, LLC, a Delaware limited liability company ("SVPC"), in consideration of SVPC's contribution of certain assets and assignment of certain liabilities pursuant to a Contribution Agreement and Assignment and Assumption of Liabilities. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On August 12, 2002, Titan PCB West issued a promissory note in a private placement transaction to an investor in the principal amount of $150,000 due September 30, 2002 with an interest rate of 12% per annum. On September 12, 2002, we repaid the principal and accrued interest of this promissory note through the issuance of 200,000 shares of common stock, which shares were sold as part of the Private Placement offering commenced upon effectiveness of the Merger (as defined below), after giving effect to the repricing thereof. This note was issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On August 6, 2002, Titan PCB West granted to Mr. Louis George options to purchase up to 350,000 shares of Titan PCB West common stock at an exercise price of $1.50 per share, with an expiration date of July 31, 2007, as partial compensation under his employment agreement with Titan PCB West dated as of August 6, 2002. Upon consummation of the Merger, we issued replacement options to Mr. George with substantially identical terms and conditions. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act. These options have since been canceled with the mutual consent of Mr. George and the Company.

         Effective as of August 12, 2002, Titan PCB West granted to Mr. Stephen Saul Kennedy, its vice president-sales, options to purchase up to 360,000 shares of Titan PCB West common stock at an exercise price of $1.50 per share, with an expiration date of July 31, 2007, as partial consideration for his services as an employee of Titan PCB West. Upon consummation of the Merger, we issued replacement options to Mr. Kennedy with substantially identical terms and conditions. These options were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         Effective as of August 6, 2002, Titan PCB West issued 50,000 restricted shares of its common stock to Louis George, a former executive officer and director of the Company, at $1.50 per share in consideration of his contribution of certain assets and assignment of certain liabilities to Titan PCB West pursuant to a Contribution Agreement and Assignment and Assumption of Liabilities dated as of August 6, 2002. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On August 12, 2002, Titan PCB West issued 100,000 restricted shares of common stock to a former Executive Vice President and consultant to Titan PCB West who resigned as an officer of Titan PCB West in June 2002, in compensation for consultancy services rendered. These 100,000 shares were registered under Form S-8 filed with the Securities and Exchange Commission on September 5, 2002. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On August 26, 2002, Forest Home Investors I, LLC ("Forest Home") and Phoenix Business Trust ("Phoenix Trust"), lenders of Titan PCB West, converted indebtedness owed by Titan PCB West into shares of Titan PCB West common stock at the conversion price of $1.50 per share, which resulted in the issuance of 6,667 shares and 123,823 shares to Forest Home and Phoenix Trust, respectively. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On August 30, 2002, through our wholly-owned subsidiary Titan EMS Acquisition Corp., a Delaware corporation, we acquired all of the capital stock of Titan PCB West through an exchange of our common stock pursuant to an Agreement and Plan of Merger (the "Merger") resulting in the issuance of 6,880,490 restricted shares of common stock to the stockholders of Titan PCB West. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act, and Regulation D promulgated thereunder ("Regulation D"). There were 6 recipients of such shares in the Merger, each of which was a stockholder of Titan PCB West prior to such issuance, and each of which has represented to us in writing that he, she, or it is an accredited investor, as defined in Rule 501(a) of Regulation D, as well as a sophisticated investor.

         Upon the effectiveness of the Merger, we commenced the Private Placement. Effective October 28, 2002, we amended the offering structure to provide for, inter alia, the offering of shares of common stock  (without  common stock  purchase  warrants) at $0.75 per share, reduced from the previous offering price of $1.50 per Unit (the "Repricing"). Each investor in the Private Placement who had purchased Units prior to October 28, 2002 agreed to surrender their rights to Units and to apply their respective investment amounts toward the purchase of shares of common stock at $0.75 per share. The Private Placement was closed on January 9, 2003. We sold an aggregate 2,792,567 shares of common stock in the Private Placement for aggregate proceeds of $2,094,426. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act, and Regulation D promulgated thereunder. There were 44 investors in the Private Placement, each of which has represented to us in writing that he, she, or it is an accredited investor, as defined in Rule 501 (a) of Regulation D, as well as a sophisticated investor.

         Immediately after the Merger, each of Ohio Investors of Wisconsin and Irrevocable Children's Trust converted certain outstanding indebtedness of Titan PCB West into shares of our common stock at a conversion price of $1.50 per share, resulting in the issuance of 1,160,764 shares of common stock to Ohio Investors and 68,667 shares of common stock to Irrevocable Children's Trust. The conversion price at which Ohio Investors of Wisconsin and Irrevocable Children's Trust agreed to convert their our indebtedness into shares of our common stock was initially determined by reference to the then contemplated offering price of the Units in the Private Placement. Accordingly, on December 9, 2002, we entered into a letter agreement with each of Irrevocable Children's Trust and Ohio
Investors  of  Wisconsin  to provide for the  issuance of  1,160,764  additional restricted shares to Ohio Investors of Wisconsin and 68,667 additional restricted shares of common stock to Irrevocable Children's Trust , to reflect a corresponding adjustment of the conversion price to $0.75 from $1.50. The shares related to the conversion of these debts were issued subsequent to August 31, 2002. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act, and Regulation D promulgated thereunder.

         On September 10, 2002, we issued 50,000 shares of common stock to Dunlap & Kieft, Inc. in exchange for consulting services pursuant to an agreement of September 10, 2002. On January 9, 2003 we issued an additional 50,000 shares of common stock to Dunlap & Kieft, Inc., upon receipt from them of a research profile commissioned pursuant to the same consulting agreement. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in
Section 4(2) of the Securities Act.

         On September 30, 2002, the Company granted non-qualified options to purchase 480,000 shares of common stock to a total of 12 employees of Titan PCB West in connection with the Merger which options have an exercise price of $1.50 per share and vest in equal annual installments over a five-year period from the date of grant. These options were issued without consideration therefore and, as none of such employees is an accredited investor, as defined in Rule 501 (a) of Regulation D, such options are not exercisable until a registration statement under the Securities Act relating to such issuance shall be effective under such act. As a result of certain of these employees no longer being employed by the Company only 240,000 of these options remain outstanding.

         In October 2002, we agreed to issue to an affiliate of Reitler Brown, LLC, our legal counsel, warrants to purchase up to 48,753 shares of common stock, with an exercise price of $1.50 per share expiring five years from the date of filing of a From SB-2 or Form S-8 covering the shares of common stock underlying the warrants. This warrant was issued on January 9, 2003.

This warrant was issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On November 7, 2002, we issued 120,000 shares of common stock to R.F. Lafferty & Co., Inc., in exchange for consulting services. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On November 15, 2002, we issued a warrant, exercisable only in whole and not in part, to purchase 25,000 shares of common stock for an aggregate purchase price of $100,000, expiring on December 31, 2003, issued to William Mark in exchange for consulting services. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On December 18, 2002, the Company granted two options, each to purchase 50,000 shares (an aggregate of 100,000 shares) of its common stock having an exercise price of $1.50 per share and an expiration date of December 18, 2007, 100% vested on the date of grant, to Messrs. Robert Weisberg and Gregory Jacobs. These options were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On December 18, 2002, the Company granted options to purchase 50,000 shares of its common stock to David Marks having an exercise price of $1.50 per share and an expiration date of December 18, 2007, 100% vested on the date of grant. These options were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On February 3, 2003 we issued 133,333 shares of common stock to Lawrence McFall, a Director of the Company, for an aggregate purchase price of $100,000 and 133,333 shares of common stock to James E. Patty, a Director and Former Chief Executive Officer and President of the Company for an aggregate purchase price of $100,000, in each case in private placement transactions. In addition, Mr. McFall purchased 15,200 shares of common stock and Mr. Patty purchased 30,400 shares of common stock, in the Company's Private Placement, at a purchase price of $0.75 per share, which shares are included in the Registration Statement of which this Prospectus forms a part. Mr. McFall resigned as Director and Executive Vice President of the Company on April 30, 2003. Mr. Patty has resigned as President and Chief Executive of the Company as of July 10, 2003, however remains as a Director of the Company.

         On February 27, 2003, Titan PCB East issued and sold secured promissory notes to a limited number of accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2). The promissory notes have an aggregate face amount equal to $640,000, bear interest at the rate of 24% per annum, payable quarterly, and have an expiration date of February 27, 2004. The promissory notes are secured by the equipment assets of Titan PCB West and an option to purchase real estate held by Titan PCB East. We expect to repay the promissory notes with the proceeds from the issuance of other short-term promissory notes with more favorable terms. In connection with the issuance of the promissory notes, the investors were also issued an aggregate of 320,000 shares of common stock, pro rata according to their respective investment amounts. These notes were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act, and Regulation D promulgated thereunder.

         On March 5, 2003, we issued 30,000 shares of common stock to Mr. Howard Doane in partial consideration for the acquisition of 10 shares of common stock, par value $0.01 per share, of Coesen, which owns certain patented technology relating to a method of manufacture of rigid-flex PCBs that we license from Coesen. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On March 12, 2003, we issued 120,000 shares of common stock to Mr. Fred Kudish, in exchange for consulting services. These shares were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On March 15, 2003 we issued 150,000 shares of common stock to Mr. Frank Crivello, in exchange for consulting services. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On March 15, 2003 we issued 150,000 shares of common stock to Mr. Andrew Glashow, at a price of $0.01 per share in exchange for consulting services. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act.

         On March 15, 2003, we granted warrants to purchase up to 200,000 shares of Company common stock at an exercise price of $2.00 per share, with an expiration date of March 15, 2008 to Phoenix Investors, LLC in consideration for the performance of consulting services. These warrants were issued without registration under the Securities Act, in reliance upon the exemptions from the registration provisions thereof, contained in Section 4(2) of the Securities Act. These warrants have now been canceled with the mutual consent of Phoenix Investors, LLC and the Company.

         On April 22, 2003 we issued Mr. Lawrence McFall, then a Director and Executive Vice President of the Company, 15,000 shares of Company common stock in exchange for services performed by Mr. McFall. Mr. McFall resigned as a Director and as Executive Vice President on April 30, 2003.

         On April 22, 2003 we issued Mr. Alfred Covino 25,000 shares of Company common stock pursuant to an employment agreement between the Company and Mr. Covino dated as of February 26, 2003.

         On May 27, 2003 we issued Mr. Joseph Thoman 25,000 shares of Company common stock pursuant to an employment agreement between the Company and Mr. Thoman dated as of May 21, 2003.

         On July 24, 2003, we granted warrants to purchase up to 500,000 shares of Company common stock to SBI USA, a registered broker-dealer, in consideration of financial consulting services pursuant to a consulting agreement dated as of July 24, 2003 which such warrants may be exercised on a cashless basis and have an expiration date of July 24, 2005. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

         On July 24, 2003 the Company granted non-qualified options to purchase 315,000 shares of common stock to a total of 5 of our employees which options have an exercise price of $0.75 per share and vest in equal annual installments over a five-year period from the date of grant. These options were issued without consideration therefore and, as none of such employees is an accredited investor, as defined in Rule 501 (a) of Regulation D, such options are not exercisable until a registration statement under the Securities Act relating to such issuance shall be effective under such act.

         On July 24, 2003, we issued Ms. Bailey Allard 20,000 shares of common stock in return for consulting services provided by Ms. Bailey.

         On July 24, 2003 we issued 30,000 shares of Company common stock to Victor Nostas in consideration of financial consulting services pursuant to a Consulting Agreement dated as of July 24, 2003. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

         On July 24, 2003, we issued 50,000 shares of Company common stock to Trilogy Capital, in consideration of financial consulting services. These shares were issued without registration under the Securities Act in reliance upon the exemptions from the registration provisions thereof contained in Section 4(2) of the Securities Act.

         On July 24, 2003 we granted options to purchase 50,000 shares of our common stock to Mr. Robert E. Ciri, Mr. Lawrence McFall, Mr. Joel Gold and Mr. James E. Patty for a total of 200,000 shares having an exercise price of $0.75 per share and an expiration date of July 24, 2008, 100% vested on the date of grant.

         On July 29, 2003, we entered into an equity credit line with Dutchess pursuant to which we may issue up to $1,500,000 of shares of common stock to Dutchess to be purchased in varying amounts from time to time at the request of the Company subject to the terms and conditions set forth in the Investment Agreement at a price of 95% of the lowest bid price for our common stock during the five trading day period immediately following delivery of our notice to Dutchess of our request that they purchase shares of our common stock under the Investment Agreement. We have currently reserved and are registering under this Registration Statement for potential issuance to and resale by Dutchess 1,000,000 shares of our common stock.

                                    EXHIBITS


                                  EXHIBIT INDEX


Exhibit
Number                                  Description
------                                  -----------

3.1 Certificate of Incorporation of Ventures-National Incorporated, as amended.(1)

3.2      By-Laws of Ventures-National Incorporated, as amended.(1)

5.1      Legal opinion of Leonard Neilson.(13)

10.1 Agreement and Plan of Merger, dated as of August 12, 2002, among Ventures-National Incorporated, Titan EMS Acquisition Corporation, and Titan PCB West, Inc.(2)

10.2 Contribution Agreement dated as of August 6, 2002, by and between Titan PCB West, Inc. and SVPC Partners, LLC.(2)

10.3 Contribution Agreement dated as of August 6, 2002 by and between Titan PCB West, Inc. and Louis George.(2)

10.4 Employment Agreement dated as of August 6, 2002 by and between Titan PCB West, Inc. and Louis George.(2)

10.5 Employment Agreement dated as of August 12, 2002 by and between Titan PCB West, Inc. and Stephen Saul Kennedy.(2)

10.6 Consulting Agreement dated as of July 29, 2002 by and between Robert Ciri and Ventures-National Incorporated.(2)

10.7 Consulting Agreement dated as of July 29, 2002, by and among Ventures-National Incorporated, Jenson Services, Inc., Duane S. Jenson, Jeffrey D. Jenson, Travis T. Jenson, Thomas J. Howells, Jeffrey D. Jensen, Leonard W. Burningham and James P. Doolin.(2)

10.8 Consulting Agreement dated as of July 29, 2002 by and between Ventures-National Incorporated and STAR Associates, LLC.(2)

10.9 Financial Advisory Agreement dated as of July 29, 2002 by and between Ventures-National Incorporated and STAR Associates, LLC.(2)

10.10 Letter Agreement dated August 26, 2002 by and between Titan PCB West, Inc. and Phoenix Business Trust.(2)

10.11 Letter Agreement dated August 26, 2002 by and between Titan PCB West, Inc. and Forest Home Investors I, LLC.(2)

10.12    Indemnification   Agreement   dated   August  19,  2002  by  and  among
         Ventures-National Incorporated, Titan EMS and Jenson Services, Inc.(2)

10.13 Option Agreement dated as of August 22, 2002 by and among Ventures-National Incorporated, Jenson Services, Inc., Duane S. Jenson, Jeffrey D. Jenson, Travis T. Jenson, Thomas J. Howells, James P. Doolin, Leonard W. Burningham, Esq. and Interwest Transfer Company.(3)

10.14 Consulting Agreement, dated as of May 1, 2001, between SVPC Partners, LLC and Frank Crivello.(4)

10.15 Letter Agreement, dated August 30, 2002, between Ventures-National Incorporated and Irrevocable Children's Trust.(5)

10.16 Letter Agreement, dated August 30, 2002, between Ventures-National Incorporated and Ohio Investors of Wisconsin LLC.(5)

10.17    Warrant, dated November 15, 2002, issued to William Mark.(6)

10.18 Agreement, dated as of September 10, 2002, between Ventures-National Incorporated and Dunlap & Kieft.(6)

10.19    Form  of   Agreement,   dated  as  of   November   7,   2002,   between
         Ventures-National Incorporated and R.F. Lafferty & Co., Inc.(6)

10.20 Form of warrant, dated as of January 9, 2003, to be issued to RB Holdings LLC.(7)

10.21    2002 Stock Option Plan.(8)

10.22    2002 Stock Option Plan for Non-Employee Directors as amended.(8)

10.23 Lease Indenture dated as of February 26, 2003, between Howard J. Doane JR, Trustee of HD Realty Trust - 1993 and Titan PCB East, Inc.(8)

10.24 Lease dated 6th of August 2002 by and between SVPC Partners, LLC and Titan PCB West, Inc.(12)

10.25 Promissory Note dated as of February 27, 2003 by Titan PCB East, Inc. in favor of certain holders.(8)

10.26 Security Agreement dated as of February 27, 2003, between Titan PCB East, Inc. and Personal Resources Management, Inc., as Collateral Agent.(8).

10.27 Agency Agreement dated February 27, 2003 between the investors named therein, and Personal Resources Management, Inc., acting in its capacity as collateral agent for the investors.(8)

10.28 Securities Purchase Agreement, dated as of February 27, 2003, among the purchasers named therein, Titan PCB East Inc., and Ventures-National Incorporated.(8)

10.29    Secured Party's Bill of Sale dated February 27, 2003.(9)

10.30 Stock Purchase Agreement, dated as of March 5, 2003, among Howard Doane, Titan PCB East, Inc. and Ventures-National Incorporated.(10)

10.31 Acknowledgment of Assignment dated March 5, 2003 among the Registrant, Titan PCB East, Inc. and Coesen Inc.(10)

10.32 Stockholders Agreement dated March 5, 2003 among Coesen Inc., Howard Doane, Joseph Thoman and Alfred Covino.(10)

10.33 Amendment to Employment Agreement dated February 20, 2003 between Titan PCB West, Inc., and Mr. Louis George.(12)

10.34 Sublease dated July 26, 2002 among Tyco Printed Circuit Group LP, Titan PCB West, Inc. and SVPC Partners, LLC and Phoenix Business Trust.(12)

10.35    Standard  Industrial/Commercial  Multi-Tenant  Lease dated  February 4,
         2000  among  Kevan  Del  Grande  and  Salvatore   Grassia,   d/b/a  K&S
         Enterprises and SVPC Circuit Systems, Inc.(12)

10.36 Consulting Agreement dated as of March 12, 2003 by and between Fred Kudish and Ventures-National Incorporated.

10.37 Consulting Agreement dated as of March 15,2003 by and between Phoenix Investors LLC and Ventures-National Incorporated.

10.38 Consulting Agreement dated as of March 15, 2003 by and between Andrew Glashow and Ventures-National Incorporated.(11)

10.39 Consulting Agreement dated as of March 15, 2003 by and between Frank Crivello and Ventures-National Incorporated.(11)

10.40 Addendum dated March 15, 2003 to Consulting Agreement dated as of July 29, 2002 by and between Star Associates, LLC and Ventures-National Incorporated.

10.41 Mortgagee's Waiver and Consent dated as of May 9, 2003, by and among Eastern Bank, Titan PCB East, Inc., and Equinox Business Credit Corp.

10.42 Loan and Security Agreement dated as of May 9, 2003 by and between Equinox Business Credit Corp., a New Jersey corporation ("Lender") and Titan PCB East, Inc.

10.43 Promissory Note between Titan PCB East, Inc., and Equinox Business Credit Corp.

10.44    Guarantee of Validity of Collateral,  dated as of May 9, 2003 by Robert
         E. Ciri, in favor of Equinox Business Credit Corp.

10.45 Letter dated as of May 9, 2003 between Equinox Business Credit Corp. and Titan PCB East, Inc.

10.46 Subordination Agreement dated as of May 9, 2003 among Equinox Business Credit Corp., Ventures-National Incorporated and Titan PCB East, Inc.

10.47 Amendment Number 1 dated as of May 5, 2003, to the Security Agreement dated as of February 27, 2003, between Titan PCB East, Inc., and Personal Resources Management, Inc., as Collateral Agent.

10.48 Assignment and Assumption Agreement, dated as of May 5, 2003 by and among, among Titan PCB East, Inc., Titan PCB West, Inc., and Personal Resources Management, Inc. as Collateral Agent.

10.49    Consulting    Agreement   dated   as   of   July   24,   2003   between
         Ventures-National Incorporated and SBI Securities.

10.50    Employment    Agreement   dated   as   of   July   29,   2003   between
         Ventures-National Incorporated and Mr. Robert Ciri.

10.51    Employment    Agreement   dated   as   of   July   29,   2003   between
         Ventures-National Incorporated and Mr. Andrew Glashow.

10.52 Investment Agreement dated as of July 29, 2003 between Dutchess Capital Management, LLC and Ventures-National Incorporated.

10.53 Registration Rights Agreement dated as of July 29, 2003 between Dutchess Capital Management, LLC and Ventures-National Incorporated.

10.54 Placement Agent Agreement dated as of July 29, 2003 between Dutchess Capital Management, LLC and Ventures-National Incorporated.

10.55 Warrant granted to Robert E. Ciri by Irrevocable Children's Trust dated July 29, 2003.

10.56 Warrant granted to Andrew J. Glashow by Irrevocable Children's Trust date July 29, 2003.

10.57 Warrant granted to SBI-USA by Ventures-National Incorporated dated July 24, 2003.

10.58 Warrant granted to SBI-USA by Irrevocable Children's Trust dated July 24, 2003.

21       Subsidiaries of the Registrant.(8)

---------------------

(1)      Previously  filed and  incorporated  herein by  reference to our Annual
         Report  on  Form  10-KSB,   dated  September  29,  2000.   (Filing  No:
         002-98075-D)

(2) Previously filed and incorporated herein by reference to our Current Report on Form 8-K, dated August 30, 2002, and filed on September 4, 2002. (Filing No: 000-32847)

(3) Previously filed and incorporated herein by reference to our Current Report on Form 8-K dated August 30, 2002, and filed on September 4, 2002, and as amended in our Current Report on Form 8-K, dated September 11, 2002. (Filing No: 000-32847)

(4)      Previously   filed  and   incorporated   herein  by  reference  to  the
         Registration Statement on Form S-8, dated August 14, 2002, and filed on September 5, 2002. (Filing No: 333-99167)

(5) Previously filed and incorporated herein by reference to the 8-K Current Report dated September 11, 2002, and as amended in the Current Report on Form 8-K, dated December 9, 2002. (Filing No: 000-32874)

(6) Previously filed and incorporated herein by reference to the 10-KSB Annual report filed December 16, 2002. (Filing No: 000-32847)

(7) Previously filed and incorporated herein by reference to the 10QSB Quarterly Report filed January 16, 2002. (Filing No: 000-32847)

(8) Previously filed and incorporated herein by reference to the SB-2 pre-effective amendment number 1 filed March 20, 2003. (Filing No:
         333-102697)

(9) Previously filed and incorporated herein by reference to our Current Report on Form 8-K, dated February 27, 2003, filed March 3, 2003. (Filing No: 000-32847)

(10) Previously filed and incorporated herein by reference to our Current Report on Form 8-K, dated and filed March 11, 2003 (Filing No:
         000-32847)

(11) Previously filed and incorporated herein by reference to the Form S-8 filed on April 8, 2003. (Filing No: 333-104365)

(12) Previously filed and incorporated herein by reference to the SB-2 registration statement effective April 10, 2003, filed April 9, 2003. (Filing No: 333-102697)

(13)     To be filed by amendment.

                                  UNDERTAKINGS

     We undertake to:

     (1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) Include any additional or changed material information on the plan of distribution.

     (2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment to its Registration Statement on Form SB-2 and authorized this registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Fremont, California, on the 13th day of August 2003.


                                     VENTURES-NATIONAL INCORPORATED


                                     /s/ Robert E. Ciri
                                     ------------------------------------
                                     By: Robert E. Ciri, Chairman, Chief
                                         Executive Officer and Director


         In accordance with the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                               Title                              Date
       ---------                               -----                              ----
/s/ Robert Ciri                    Director, Chief Executive Officer and    August 13, 2003
---------------------------
Robert Ciri                        Chairman

/s/ Andrew Glashow                 Director and President                   August 13, 2003
------------------
Andrew Glashow

/s/ James E. Patty                 Director                                 August 13, 2003
---------------------------
James E. Patty

/s/ David Marks                    Director                                 August 13, 2003
---------------------------
David Marks

/s/ Joel Gold                      Director                                 August 13, 2003
---------------------------
Joel Gold